SALES & PURCHASE AGREEMENT FOR THE ACQUISITION

Of

65% OF AFRICAN RESOURCES (ZAMBIA) LIMITED

This agreement is entered on the 31st January, 2013, between

(A)	ELEMENT RESOURCES INTERNATIONAL LIMITED, a company incorporated under the laws of Hong Kong, with its registered address at 14th Teda Building, 87 Wing Lok Street, Sheung Wan, Hong Kong. (“Element” of the “Company”), A Wholly owned Subsidiary of YINFU GOLD CORPORATION, a company incorporated under the laws of the State, of Wyoming, USA. With its registered address at Suite 2611, 26th floor, Office Tower Langham Place, 8 Argyle Street, Mongkok, Hong Kong. (“Yinfu”)

And

(B)	AFRICAN RESOURCES (ZAMBIA) LIMITED, a company incorporated under the laws of Zambia, with its registered address at Plot 7445, Twikatane Close, Box 50208, Lusaka, Zambia. (“ARZL”). Holder to the rights of a Copper Quarrying and Processing Agreement with

(C)	Mr. David Chikopa, the mine owner and has a lawful mining rights of the area to be developed as required by the mines and minerals development act, 2008 (Act No. 7 of 2008).

Collectively known as the Parties and individually hereinafter referred to as the Party.

WHEREAS, Element desires to work together with ARZL in developing the Copper mine mentioned above, on a joint venture by way of acquiring 65% of the shares of ARZL.

WHEREAS, ARZL has signed a Copper Quarrying and Processing Agreement with Mr. David Chikopa, the mine owner.

WHEREAS, DAVID CHIKOPA will allow African resources(Zambia) Limited) full unrestricted access to the mine and develop the mine, by installing a processing plant to enrich and process copper ore to above 25% and above.

The venture of quarrying will be done under the following mining concession license 16154-HQ-SSP under personal name of DAVID CHIKOPA of co-ordinates: Latitude, [1] 15 deg 00 min 48 sec(S) [2] 15 deg 00 min 48 sec(S) [3] 15 deg 01 min 00 sec(S) [4] 15 deg 01 min 00 sec(S) [5]15 deg 00 min 54 sec(S) [6] 15 deg 00 min 54 sec(S) and longitude: (1) 27 deg 14 min 12 sec[E] (2) 27 deg 14 min 36 sec[E] (3) 27 deg 14 min 36 sec[E] (4) 27 deg 13 min 48 sec[E] (5) 27 deg 13 min 48 sec[E] (6) 27 deg 14 min 12 sec [E] of the coordinate system GCS_Arcl950, official area 0.3963 sq km.

WHEREAS, for the acquisition of the 65% shares of the ARZL, Element has agreed to finance not less than US$2,000,000 (United States dollar two millions) for this project.

WHEREAS, Tsap Wai Ping, the Director of Element is the Company’s signing authority.

NOW, THEREFORE, in accordance of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agrees as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1	On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, ARZL agrees to sell, assign, transfer convey and deliver to Element, 65% of the business assets of ARZL which consist of the 65% shares rights of the signed Copper Quarrying and Processing Agreement with Mr. David Chikopa, the mine owner.

1.2	Element hereby agrees to purchase and acquire 65% of ARZL and pay ARZL US$10,000 (United States Ten Thousands Dollars), and finance the project up to US$2,000,000 (United States Dollar Two Millions). This non interest financing, or shareholder loan will be repay to Element before profit sharing.

ARTICLE II

CLOSING & EXECUTION

2.1	Within 30 days after the closing, ARZL shall deliver to Tsap Wai Ping for transmittal to Element duly authorized, properly and fully executed documents in English, evidencing and confirming the transfer of 65% of the shares of ARZL.

2.2	ARZL shall execute and deliver to Element, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of a 65% shares in ARZL.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF YINFU

Element hereby represents and warrants to ARZL as follows (it being acknowledged that ARZL is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of Element hereunder):

4.1 Authorization. Element, represented by Tsap Wai Ping, the President, Chief Executive Officer and Chairman of YINFU and Element has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Element, and this Agreement is enforceable with respect to ARZL in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which Element is a party or by which Element or any of its assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Element or the assets or properties of Element.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ARZL

5.1 Authorization. ARZL has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from YINFU and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of ARZL and this Agreement is enforceable with respect to ARZL, in accordance with its terms.

5.2 Information Regarding this Agreement and the Company. ARZL has obtained such information regarding the financial position and prospects of Element, as ARZL considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from ARZL pursuant to this Agreement.

5.3 Disclosure of Transference of Control

(a) ARZL understands and accepts that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission,

(a) One or more filings of the Initial statement of beneficial ownership of securities on Schedule 13D or other similar ownership forms.

(b) ARZL will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

5.4 ARZL warrants and confirms that immediately upon closing it will, undertake a full and up-to-date audit of the financial position of ARZL, which audit will be conducted by an auditor qualified by the Public Company Accountability Oversight Board (P.C.A.O.B.)

ARTICLE V

MISCELLANEOUS PROVISIONS

6.1 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2 Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Wyoming, USA.

6.4 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF ELEMENT RESOURCES INTERNATIONAL LIMITED:

Designated Signing Authority

Tsap Wai Ping

Director

ON BEHALF OF AFRICAN RESOURCES (ZAMBIA) LIMITED

Designated Signing Authority

Signature of Witness:	/s/ Lau Hon - Leung

Name:	LAU HON – LEUNG

COPPER QUARRYING AND PROCESSING

AGREEMENT.

THE PLANT DEVELOPER

AFRICAN RESOURCES (ZAMBIA) LIMITED

PLOT 7445,

TWIKATANE CLOSE

BOX 50208,

LUSAKA.

ZAMBIA.

OVERSEAS DIRECTOR	COUNTRY DIRECTOR
WONG LAWRENCE	KAYUMBA SHERWIN

THE MINE OWNER

SOKOTELA INVESTMENTS LIMITED

BOX 830014,

MUMBWA.

ZAMBIA.

CHIEF EXECUTIVE OFFICER/PRESIDENT	DIRECTOR
DAVIS CHIKOPA	DARLISON CHIKOPA

WHEREAS, AFRICAN RESOURCES (ZAMBIA) LIMITED and SOKOTELA INVESTMENTS LIMITED affirm their willingness and responsibility to perform without delay all of their respective responsibilities and obligations contained within the terms and conditions set out herein, in accordance with the terms and provisions of this Agreement, the parties agrees as follows:

PLANT DEVELOPER	MINE OWNER

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CLAUSE 1: SCOPE OF THE AGREEMENT

1.1	African Resources (Zambia) Limited and Sokotela Investments Limited, represent that each, respectively, has a full corporate authority to offer and accept the contract terms included in this Agreement and fully accept the obligations and responsibilities imposed by the terms of this Agreement. SOKOTELA INVESTMENT LIMITED represents that it has the lawful mining rights of the area to be developed as required by the mines and minerals development act, 2008 (Act No. 7 of 2008) and African Resources (Zambia) Limited represents that it has full financial capability and authority to excavate and enrich copper in the quality and quantity as hereunder specified and timely pay all the amounts due to the mine owner according to the terms of this agreement.

1.2	Sokotela Investment Limited will allow African resources (Zambia) Limited full access to the mine and develop the mine, by installing a processing plant to enrich and up grade copper ore to above 25% and above.

1.3	The venture of quarrying will be done under the following mining concession license number 12492-HQ-SSP under SOKOTELA INVESTMENTS Ltd of co-ordinates Latitude, (1) 15 deg 00 min 26.47 sec, (2) 15 deg 01 min 31.58 sec, (3) 15 deg 01 min 31.62 sec (4) 15 deg 00 min 26.52 sec and Longitude (1) 27 deg 10 min 36.24 sec (2) 27 deg, 10 min, 36.30 sec (3) 27 deg, 09 min, 29.32 sec (4) 27 deg 09 min 29.27 sec the readings degrees, minutes and seconds and mining concession license number 16154-HQ-SPP under David Chikopa longitude (1) 27 deg 14 min 12 sec (2) 27 deg 14 min 36 sec (3) 27 deg 09 min 29.32 sec (4) 27 deg 13 min 48 sec and latitude: (1) 15 deg 00 min 48 sec, (2) 27 deg 14 min 12 sec (3) 15 deg 01 min 00 sec (4) 15 deg 00 min 54 sec Transfer of mining right 11455-HQ_SML of co-ordinates (a) 052400, 8341775 (b) 0526000, 8343200 (c) 0526000, 8340500 (d) 0524000, 8340500 from IMPERIAL GOLDRICH (Z) LIMITED to mining concession number 12492-HQ-SSP AND 16154-HQ-SSP.

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CLAUSE 2: DELIVERY TERMS

2.1	African Resources (Zambia) Limited responsibilities.

2.2	To provide Chinese experts employees to facilitate and ensure the performance of the mine meet the production requirement of feed stocks.

2.3	To set up the processing plant with density separators or furnace, crushers and grinders.

2.4	African Resources (Zambia) Limited will provide mining equipment such as Excavators, upper trucks, Dump trucks, front end loaders and industrial Generators.

2.5	Sokotela Investment Limited responsibilities will be.

2.6	Arrange all mining documentations.

2.7	Ensure that the export permit is issued for the processed material to allow accountability on their part.

2.8	Assist the electric power and water set up per application process.

2.9	Assist the employee’s security and work relationship, where necessary.

CLAUSE 3: DURATION OF CONTRACT

3.1	The contract of this agreement will be valid for 40 calendar years.

CLAUSE 4: SHARE ALLOTMENT ON NET PROFIT AND FINANCES

4.1	Sokotela Investment Limited will be paid 15% of the net profit from the total copper ore processed from their mine.

4.2	The out sourced copper ore from the surrounding mines, Sokotela Investments Limited will be paid 2.5% net profit from the total output.

4.3	The price of the copper concentrate will be determined by the market price, a discount is always attached since the product is not 99.9% pure.

4.4	African Resources (Zambia) Limited will cover all the direct and indirect cost and over head cost incurred during the running of the mining operations.

4.5	All taxes will be remitted upon export of copper concentrate from the net profit as required by Zambia Revenue Authority or Ministry of Finance.

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CLAUSE 5: COMMODITY

5.1	The commodity that is the subject of this agreement is Enriched Copper ore 25% and above.

CLAUSE 6: QUALITY AND QUANTITY

6.1	The minimum quantity of copper ore to be quarried is 700 tones per day, explosives will be use to achieve this goal.

6.2	The Developer will also set a laboratory by the mining site to control the quality of the material processed.

CLAUSE 7: WHOLE AND ONLY CONTRACT

7.1	This document shall form the whole and only contract between the parties and any representations made by or behalf of any party shall not have any effect unless set out in writing and signed by both parties.

CLAUSE 8: NON-WAIVER

8.1	No waiver of any of the terms and conditions hereof will be binding for any purpose unless expressed in writing and signed by both parties, and any such waiver will be effective only in the specific instance and for the purpose given.

8.2	No relaxation or indulgence granted by the mine owner or failure or delay or omission by the miner owner to timorously or diligently enforce any of its rights under this agreement shall be deemed to amount to a waiver of that, or any other right.

8.3	No partial exercise of any right, power or privilege shall prelude other or further exercise thereof or the exercise of any other right power or privilege.

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CLAUSE 9: NON-CIRCUMVENTION

9.1	Parties will not any manner, solicit, nor accept any business in any manner from sources of their affiliate, which sources were made available through this Agreement, without the express permission of the party who made available the source. In the event of circumvention of this Agreement by any party, directly or indirectly the circumvented party shall be entitled to a legal penalty equal to the maximum earnings it should realize from such a transaction plus any and all expenses, including but limited to all legal cost and expenses to recover the lost revenue.

CLAUSE 10: FORCE MAJEURE

10.1	No party have any claims against any other party (“the affected party”) for any delay or failure of affected party to carry out any of it obligation under this agreement arising from the attributable to an act of God, war, terrorism, government, labour action or unrest, failure of the suppliers or contractors or any other cause whatsoever beyond the control of the affected party (“Force Majeure”), as per provisions under icc500.

10.2	The performance of the obligations of the affected party shall be suspended for the duration of the force majeure, which shall be deemed to commence only upon the date of written notice by the affected party to the other party. Upon cessation of the force majeure, this agreement shall become fully operative and the affected party shall immediately resume its performance.

10.3	If the suspension of performance continues for more than 90 (ninety) consecutive calendar days, then either party may summarily terminate this agreement by written notice to the other party, prior to the cessation of the force majeure.

CLAUSE 11: ARBITRATION

11.1	All dispute arising from this Agreement or the excavation and performance hereof shall be settled amicably by negotiation. If a dispute cannot be solved, any controversy or claim arising out of or in relation to this Agreement or the breach hereof, shall be brought for final settlement under the rules of conciliation and arbitrators of International Chamber of Commerce, by 3 (three) arbitrators appointed in accordance paid rules.

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11.2	Neither party shall fail to comply in timely way with their obligations under this Agreement regardless or whether a dispute has arisen or whether it has proceeded to arbitration. Finding(s) as assessed by the arbitration panel will be final and binding on both parties.

CLAUSE 12: EFFECTIVE DATE

12.1	This contract shall come into effect when African Resources (Zambia) Limited and Sokotela Investment Limited have both signed and initialized the present document.

CLAUSE 13: GENERAL PROVISIONS

13.1	No individual person among the parties is allowed to attach personal credit or collateral of any form to the processed mineral ore. In the event that this happens, the individual person will liquidate this debt without any interference in the operations of the quarry from the outside be it government agencies or legal bodies or entities.

13.2	The language of the contract and the correspondences, notices, invoices, certificates, bill of lading shall be in English.

13.3	This contract shall supersedes all prior negotiations, representations and agreements. And the of worship which is the Kingdom Hall area shall be secured and will not be interfered with regards to this contract.

13.4	The liabilities towards the other parties is limited to penalties, charges damages and remedies expressly stated in this contract. Neither side shall raise any claim on the other for losses of use profit or contracts, indirect and consequential loss arising under the law of contract or tort including negligence and breach of duties.

13.5	Grammatical mistakes and typing errors, if any shall not be regarded as contradiction.

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In witness whereof, the parties hereto have executed this Agreement on the SIXTH Day of SEPTEMBER 2012.

The 1st party

For: African Resources (Zambia) Limited

Name:	KAYUMBA SHERWIN	Signature:	/s/ Kayumba Sherwin

Witness:		Id No:

The 2nd party

For: Sokotela Investment Limited

Name:	DAVID CHIKOPA	Signature:	/s/ David Chikopa

Witness:		Id No:

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